Exhibit 10.1

Execution Version

CONFIDENTIAL SETTLEMENT AND RELEASE AGREEMENT

This Confidential Settlement and Release Agreement (this “Agreement”) is made and entered into on November 30, 2011 (the “Effective Date”) by and between Carol Schuster, an individual (“Schuster”), Michael Schuster, an individual (“Michael Schuster”), First Physicians Capital Group, Inc. (f/k/a Tri-Isthmus Group, Inc.), a Delaware corporation (“First Physicians”), and Rural Hospital Acquisition, LLC, an Oklahoma limited liability company (“RHA”). Schuster, Michael Schuster, First Physicians, and RHA are referred to herein individually as a “Party” and collectively as the “Parties.”

Recitals

A. Prior to October 30, 2007, Schuster was the sole owner of the membership units of RHA. On October 30, 2007 and December 11, 2008, First Physicians and Schuster entered into certain agreements by which First Physicians became the sole owner of the membership units of RHA, in exchange for which Schuster received an initial cash payment, certain shares of First Physician stock (the “Shares”), a Promissory Note made by RHA in favor of Schuster for the principal amount of $1,500,000 (the “RHA Note”) and a Guaranty to and for the benefit of Schuster that guaranteed all payments due on the RHA Note (individually, the “RHA Guaranty” collectively with the RHA Note, the “Debt”).

B. From October of 2007 to December 11, 2008, Michael Schuster, served as RHA’s Chief Executive Officer and was an authorized delegate with respect to transactions and filings with the Centers for Medicare & Medicaid Services (“CMS”). On December 11, 2008, Schuster and Michael Schuster resigned and relinquished any and all positions (whether as a manager, officer, director, or otherwise) held with RHA.

C. On August 15, 2011, Schuster filed in the District Court of Oklahoma County, State of Oklahoma (the “Court”) the state case styled Carol Schuster v. Rural Hospital Acquisitions, LLC and Tri-Isthmus Group, Inc., CJ-2011-5675 (the “Litigation”), claiming default and seeking to collect upon the Debt.

D. In an effort to resolve all disputes between the Parties, the Parties met on November 9, 2011 and executed a binding Confidential Settlement Agreement Memorandum (the “Memorandum”) that contemplated the drafting and execution of this Agreement and related Transaction Documents (as defined below).

E. The Parties now wish to completely and finally resolve all disputes and claims between the Parties arising from or relating to the 2007 Transaction, the 2008 Transaction, the Debt and the Litigation that have been made, or that could have been made on or before November 30, 2011, as more fully described below.

Agreement

NOW, THEREFORE, in consideration of the terms and agreements contained herein, the Recitals set forth above and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Parties agree as follows:

1. Incorporation of Recitals. The Recitals set forth above are true and correct and are incorporated herein as if set forth herein in full.

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2. Definitions. In addition to terms defined elsewhere in this Agreement, the following capitalized terms have the following meanings assigned to them:

“Action” means any lawsuit, claim, demand, or action, whether or not such matter is by or before any court, tribunal, mediator or arbitrator.

“Law” means any foreign, federal, state, or local law (including common law), statute, code, ordinance, rule, regulation, or other requirement.

“Lien” means any lien, pledge, interest in property, charge, security interest, hypothecation or encumbrance of any nature whatsoever.

“Transaction Documents” shall mean those documents necessary to carry out the intent and purpose of this Agreement.

3. Closing. The consummation of the transactions contemplated by this Agreement and the Transaction Documents (the “Closing”) shall take place at the offices of GableGotwals located at One Leadership Square, 15th Floor, 211 N. Robinson, Oklahoma City, OK 73102, or at such other place as the Parties may mutually agree, on before November 30, 2011 (the “Closing Date”), unless mutually extended by the Parties.

4. Representations and Warranties of First Physicians and RHA. First Physicians and RHA hereby represent and warrant to Schuster and Michael Schuster as follows:

a. Authority; Binding Effect.

(i) First Physicians has the requisite corporate right, power, authority, and capacity to execute and deliver this Agreement and the Transaction Documents, to perform its obligations hereunder and thereunder on its part to be performed, and to consummate the transactions contemplated hereby and thereby. The execution and delivery by First Physicians of this Agreement and the Transaction Documents and the performance of its obligations hereunder and thereunder have been duly approved by all necessary corporate action, and no further approvals are required by the officers, directors, or equity holders of First Physicians in connection therewith. This Agreement and each of the Transaction Documents contemplated hereby to be entered into by First Physicians constitute (or, when executed, will constitute) the legal, valid, and binding obligations of First Physicians.

(ii) RHA has the requisite limited liability company right, power, authority, and capacity to execute and deliver this Agreement and the Transaction Documents, to perform its obligations hereunder and thereunder on its part to be performed, and to consummate the transactions contemplated hereby and thereby. The execution and delivery by RHA of this Agreement and the Transaction Documents and the performance of its obligations hereunder and thereunder have

Execution Version

been duly approved by all necessary limited liability company action, and no further approvals are required by the officers, directors, managers, members, or equity holders of RHA in connection therewith. This Agreement and each of the Transaction Documents contemplated hereby to be entered into by RHA constitute (or, when executed, will constitute) the legal, valid, and binding obligations of RHA.

b. Title to Assets.

(i) RHA is the lawful holder of that certain promissory note effective June 30, 2011 made by Southern Plains Associates II, LLC (“SPA II”) in favor of RHA for the principal amount of $1,855,000 and accruing interest at the rate of 5.00% per annum (the “SPMC Note 1”). RHA has not transferred the SPMC Note 1, and the SPMC Note 1 is not subject to any Liens.

(ii) RHA is the lawful holder of those certain guarantees effective June 30, 2011 one made by Medical Equity partners, LLC and TTMB, LLC in favor of RHA and the other made by Southern Plains Medical Center, Inc. (“SPMC”) in favor of RHA (collectively, the “Guarantees”). RHA has not transferred the Guarantees, and the Guarantees are not subject to any Liens.

(iii) RHA is the lawful holder of that certain promissory note effective June 30, 2011 made by SPA II in favor of SPMC for the principal amount of $295,000 and accruing interest at the rate of 5.00% per annum (the “SPMC Note 2”). RHA not transferred the SPMC Note 2, and the SPMC Note 2 is not subject to any Liens.

5. Representations and Warranties of Schuster. Schuster hereby represents and warrants to First Physicians, RHA, and Michael Schuster as follows:

a. Binding Effect. This Agreement and each of the Transaction Documents contemplated hereby to be entered into by Schuster constitute (or, when executed, will constitute) the legal, valid, and binding obligation of Schuster.

b. Title to Assets.

(i) Schuster is the lawful holder of the Shares. Schuster has not transferred the Shares, and the Shares are not subject to any Liens.

(ii) Schuster is the lawful holder of the RHA Note. Schuster has not transferred the RHA Note, and the RHA Note is not subject to any Lien.

(iii) Schuster is the lawful holder of the RHA Guaranty. Schuster has not transferred the RHA Guaranty, and the RHA Guaranty is not subject to any Lien.

6. Representations and Warranties of Michael Schuster. Michael Schuster hereby represents and warrants to First Physicians, RHA, and Schuster that this Agreement and each of the Transaction Documents contemplated hereby to be entered into by Michael Schuster constitute (or, when executed, will constitute) the legal, valid, and binding obligation of Michael Schuster.

Execution Version

7. Obligations of First Physicians and RHA. Subject to the terms and conditions of this Agreement, at the Closing, First Physicians, RHA, or both shall perform the following:

a. First Physicians or RHA shall deliver to Schuster via check $20,000.

b. RHA shall transfer, assign, grant, deliver and convey to Schuster all without recourse the SPMC Note 1, the SPMC Note 2, the Guarantees and any and all other guarantees associated therewith, free and clear of all Liens and without any conditions or restrictions on transferability. The transactions contemplated by this Section 7(b) will be effected and evidenced by the endorsement and delivery by RHA to Schuster of the original SPMC Note 1, endorsed to the order of Schuster, the original SPMC Note 2, endorsed to the order of Schuster, the original Guarantees and all other documents as Schuster may reasonably request. RHA shall provide written notice to SPA II of the transactions contemplated by this Section 7(b ).

8. Obligations of Schuster. Subject to the terms and conditions of this Agreement, at the Closing, Schuster shall perform the following:

a. Schuster shall transfer, assign, grant, deliver and convey to First Physicians the Shares, along with any other shares of any class or type of First Physicians’ stock held by Schuster, free and clear of all Liens and without any conditions or restrictions on transferability. The transactions contemplated by this Section 8(a) will be effected and evidenced by the endorsement and delivery by Schuster to First Physicians of the original stock certificates representing the Shares or any other shares of any class or type of First Physicians’ stock and the execution of any other documents as First Physicians may reasonably request.

b. Schuster shall transfer, assign, grant, deliver and convey to First Physicians the RHA Note and RHA Guaranty, free and clear of all Liens and without any conditions or restrictions on transferability. The transactions contemplated by this Section 8(b) will be effected and evidenced by the endorsement and delivery by Schuster to First Physicians of the original RHA Note, the original RHA Guaranty, and all other documents as First Physicians may reasonably request.

c. In connection with the 2007 and the 2008 change of ownership and change of management transactions identified in the Recitals, certain change of ownership and change of management forms were required to be filed with the CMS. As of the Effective Date, CMS is still missing certain paperwork. First Physicians has been working with CMS and Trailblazer Health Enterprises, LLC (“Trailblazer”) to correct these problems. Schuster shall execute or re-execute and deliver all paperwork and forms necessary or appropriate to effectuate on CMS’s records, Trailblazer’s records, and the records of any other governmental entity the effects of the 2007 and 2008 transactions as if such paperwork and forms were executed and filed at the time of the respective events requiring them. Nothing in this Agreement alters the respective liability of the Parties or

Execution Version

commits a Party to indemnify another Party (the “Second Party”) for any matter arising from or relating to events or transactions that occurred while the Second Party owned a majority interest in RHA or was an authorized delegate of RHA, as applicable.

d. Schuster shall execute all documents necessary to dismiss, with prejudice, the Litigation. Schuster shall file such documents within five days after Closing.

9. Obligations of Michael Schuster. Subject to the terms and conditions of this Agreement, at the Closing, Michael Schuster shall execute or re-execute and deliver all paperwork and forms necessary or appropriate to effectuate on CMS’s records, Trailblazer’s records, and the records of any other governmental entity the effects of the 2007 and 2008 transactions as if such paperwork and forms were executed and filed at the time of the respective events requiring them. Nothing in this Agreement alters the respective liability of the Parties or commits a Party to indemnify a Second Party for any matter arising from or relating to events or transactions that occurred while the Second Party owned a majority interest in RHA or was an authorized delegate of RHA, as applicable.

10. Scope of Releases.

a. Subject only to the deliveries and exchanges required at Closing and except for such claims as may arise from any non-performance or breach of this Agreement and as otherwise expressly provided in this Agreement, Schuster, for herself and her heirs, successors and assigns, hereby releases, discharges, and acquits First Physicians and RHA and their respective successors, assigns, subsidiaries, parent entities, directors, officers, owners, agents, and employees from and in regard to any and all claims, damages, causes of action, costs, attorneys’ fees or any other form of recovery whatsoever which have existed or which may hereafter arise, with regard to any and all disputes or claims arising from or relating to the 2007 transaction, the 2008 transactions, or both that have been made, or that could have been made on or before November 30, 2011, including, but not limited to, any claim regarding the RHA Note, the Shares, the RHA Guaranty, or the Litigation.

b. Subject only to the deliveries and exchanges required at Closing and except for such claims as may arise from any non-performance or breach of this Agreement and as otherwise expressly provided in this Agreement, Michael Schuster, for himself, and his heirs, successors and assigns, hereby releases, discharges, and acquits First Physicians and RHA and their respective successors, assigns, subsidiaries, parent entities, directors, officers, owners, agents, and employees from and in regard to any and all claims, damages, causes of action, costs, attorneys’ fees or any other form of recovery whatsoever which have existed or which may hereafter arise, with regard to any and all disputes or claims arising from or relating to the 2007 transaction, the 2008 transactions, or both that have been made, or that could have been made on or before November 30, 2011, including, but not limited to, any claim regarding the RHA Note, the Shares, the RHA Guaranty, or the Litigation.

c. Subject only to the deliveries and exchanges required at Closing and except for such claims as may arise from any non-performance or breach of this

Execution Version

Agreement and as otherwise expressly provided in this Agreement, First Physicians and RHA, for themselves and their respective successors, assigns, subsidiaries, parent entities, hereby releases, discharges, and acquits Schuster and Michael Schuster and their respective successors, heirs and assigns from and in regard to any and all claims, damages, causes of action, costs, attorneys’ fees or any other form of recovery whatsoever which have existed or which may hereafter arise, with regard to any and all disputes or claims arising from or relating to the 2007 transaction, the 2008 transactions, or both that have been made, or that could have been made on or before November 30, 2011, including, but not limited to, any claim regarding the RHA Note, the Shares, the RHA Guaranty, or the Litigation.

d. The releases described in this Section 10 may be pled as a full and complete defense to, and may be used as the basis for an injunction against, any action, suit, or other proceeding that may be instituted, prosecuted, or attempted in breach of the releases contained herein.

11. Confidentiality and Non-Disparagement.

a. Until such time as they have first been disclosed publicly in circumstances not violating this Agreement, the substantive terms of the Memorandum and this Agreement shall be confidential and shall not be publicly disclosed without the written consent of all Parties to this Agreement. Nothing in this paragraph, however, shall preclude disclosure of non-public information: (1) as necessary to effect the terms of this Agreement, (2) to accountants, attorneys, auditors, or tax advisors to whom disclosure is necessary, provided such individuals are advised of the confidentiality provisions herein and agree to be bound thereby; or (3) to the extent required by applicable Law, duly issued subpoena or civil investigative demand, in which case, the Party receiving such subpoena, civil investigative demand or court order shall provide prompt notice to the Other Parties (unless affirmatively prohibited by Law) to enable such other Parties to object, seek a protective order, or both.

b. As of the Effective Date, each of the Parties shall have a continuing obligation to refrain from making disparaging or negative comments about another Party or their respective family members to any third party. Nothing in this Section ll(b) shall apply to any pleadings or documents filed in good faith in a later legal proceeding.

c. Notwithstanding the foregoing, First Physicians and RHA are permitted to disclose the substantive terms of the Memorandum and this Agreement to potential acquirers, outside investors, or other sources of financing, without reference to the details or merits of the underlying dispute or other aspects of the settlement, provided such acquirer, outside investor, or creditor signs an appropriate non-disclosure agreement, is subject to an obligation of confidentiality, or both.

d. Notwithstanding the foregoing, the Parties may disclose the terms and provisions of this Agreement in any action deemed necessary by one Party against another to enforce the terms of this Agreement.

e. Any Party aggrieved by a breach or threatened breach of this Section 11 shall be entitled to all remedies available at law and in equity, including, without limitation, preliminary and permanent injunctive relief against the breaching, or potentially breaching, Party. For the avoidance of doubt, nothing in this Agreement shall make a Party jointly and severally liable for another Party’s breach or threatened breach.

Execution Version

12. Further Assurances. Each of the Parties hereby agrees to execute and deliver such other documents or agreements and take such other actions as may reasonably be necessary or desirable for consummation of the transactions contemplated by this Agreement or for the purposes of this Agreement.

13. Survival of Covenants, Warranties, and Representations. Notwithstanding any other provision in this Agreement, all representations, warranties, covenants, and agreements of each of the Parties contain in this Agreement will survive the consummation of the transactions contemplated in this Agreement, will not be deemed merged into any instruments or agreements delivered at Closing, and will not be affected by any investigation by or on behalf of the other party.

14. Costs and Expenses.

a. Except as provided in Section 14(b), each Party agrees to pay, without right of reimbursement from any other Party, the costs and expenses incurred by such party incident to the Litigation, including, but not limited to, the negotiation, preparation and execution of the Memorandum, the negotiation, preparation and execution of this Agreement, and the performance of each Party’s respective obligations hereunder. Such costs and expenses includes, but is not limited to, the fees and disbursements of legal counsel, accountants and consultants employed by the respective parties in connection with the Litigation.

b. If any Action is brought for the enforcement or interpretation of any of the rights or provisions of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the prevailing party will be entitled to recover reasonable attorneys’ fees and all other costs and expenses incurred in that Action, in addition to any other relief to which it may be entitled.

15. No Admission of Liability. In making this Agreement, no Party is admitting the truth of any claims, allegations, contentions or positions of another Party. The Parties hereto desire to resolve their disputes in an amicable fashion and have entered into this Agreement in good faith and with the desire to forever settle between them those matters described in this Agreement.

16. Acknowledgment. The Parties to this Agreement have entered into this Agreement based upon their own independent analysis of the facts and claims at issue and understand that the facts relied upon may hereafter prove to be other than or different from the facts now known or believed to be true. Each Party expressly accepts and assumes the risk of the facts proving to be different, and each party agrees that the terms and provisions of this Agreement shall be in all respects effective and not subject to termination or rescission by any such difference in facts.

Execution Version

17. Predecessors, Successors, Heirs, and Assigns. This Agreement and all of its terms and provisions shall be binding upon and shall inure to the benefit of the Parties and their heirs, beneficiaries, predecessors, successors, assigns, agents, representatives, officers, directors, employees, members, shareholders, owners, parent entities, subsidiaries divisions, affiliates, and attorneys.

18. Choice of Law and Venue. This Agreement and all rights and obligations of the parties hereunder is governed by, and is to be construed and interpreted in accordance with, the laws of the State of Oklahoma applicable to agreements made and to be performed entirely within such State, including all matters of enforcement, validity and performance, and without giving effect to the principles of conflict of laws to the contrary. A Party may initiate in the courts of the State of Oklahoma, County of Oklahoma, or, if it has or can acquire jurisdiction, in the United States District Court for the Western District of Oklahoma, but only in one of those courts and not in any other court, a proceeding seeking to enforce any provision of this Agreement or seeking any remedy in connection with the transactions contemplated by this Agreement. Each of the parties consents to the exclusive jurisdiction of those courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein.

19. Certain Interpretive Matters. In construing this Agreement, it is the intent of the Parties that:

a. no consideration may be given to the captions of the sections or subsections, all of which are inserted for convenience in locating the provisions of this Agreement and not as an aid in its construction;

b. examples are not to be construed to limit, expressly or by implication, the matter they illustrate;

c. the word “includes” and its derivatives means “includes, but is not limited to,” and corresponding derivative expressions;

d. a defined term has its defined meaning throughout this Agreement, regardless of whether it appears before or after the place where it is defined;

e. the meanings of the defined terms are applicable to both the singular and plural forms thereof;

f. all references to prices, values or monetary amounts refer to United States dollars;

g. all references to articles, sections, paragraphs, clauses, exhibits or schedules refer to articles, sections, paragraphs and clauses of this Agreement, and to exhibits or schedules attached to this Agreement, unless expressly provided otherwise;

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h. the words “this Agreement,” “herein,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular article, section or other subdivision, unless expressly so limited;

i. the word “or” is disjunctive but not necessarily exclusive; and

j. all references to agreements or laws are deemed to refer to such agreements or Laws as amended or as in effect at the applicable time.

20. Joint Preparation. The Parties acknowledge that this Agreement was jointly prepared by them, by and through their respective legal counsel, and any uncertainty or ambiguity existing herein shall not be interpreted against either of the Parties, but otherwise according to the application of the rules on the interpretation of contracts, with an overriding intent to fully finally and forever release any and all claims and end all disputes between and among them.

21. Entire Integrated Agreement. This Agreement constitutes the entire integrated agreement between the Parties which have executed it and supersedes any and all other agreements, understandings, negotiations, or discussions, either oral or in writing, express or implied, regarding the subject matters of this Agreement, including the Memorandum. The Parties each acknowledge that no representations, inducements, promises, agreements, or warranties, oral or otherwise, have been made by them, or anyone acting on their behalf, which are not embodied in this Agreement, that they have not executed this Agreement in reliance on any such representation, inducement, promise, agreement, or warranty, and that no representation, inducement, promise, agreement, or warranty not contained in this Agreement including, but not limited to, any purported supplements, modifications, waivers, or terminations of this Agreement shall be valid or binding, unless executed in writing by all Parties to this Agreement.

22. Execution in Multiple Originals. This Agreement may be executed in multiple originals, each of which will be deemed an original but all of which together will constitute but one and the same instrument. A signature of a party to this Agreement sent by facsimile or other electronic transmission will be deemed to constitute an original and fully effective signature of such Party.

[signature page follows]

Execution Version

IN WITNESS WHEREOF, the undersigned have executed this Agreement on the date first written above.

/s/ Carol Schuster
Carol Schuster

/s/ Michael Schuster
Michael Schuster

FIRST PHYSICIANS CAPITAL GROUP, INC.
(f/k/a TRI-ISTHMUS GROUP, INC.)

By:	/S/ SEAN KIRRANE
	Name:	SEAN KIRRANE
	Title:	CFO & CORPORATE SECRETARY

RURAL HOSPITAL ACQUISITION, LLC

By:	/S/ SEAN KIRRANE
	Name:	SEAN KIRRANE
	Title:	MANAGING MEMBER